Joint Filer Information


NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER:  Prentice Capital Management, LP
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ISSUER:  Equity Media Holdings CORP
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DATE OF EVENT REQUIRING STATEMENT:  May 23, 2007
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SIGNATURE:




/s/ Michael Zimmerman
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    Michael Zimmerman